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                                                                       EXHIBIT 8

                [LETTERHEAD OF MILBANK, TWEED, HADLEY & MCCLOY]







                                        September 20, 1996


Carson, Inc.
64 Ross Road
Savannah Industrial Park
Savannah, Georgia  31405


          Re:  Federal Income Tax Considerations
          Relating to the Initial Public Offering
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Dear Sirs:

     We have acted as special counsel to Carson, Inc. ("Carson") in connection with the proposed initial public offering of Class A Common Stock, as described in Carson's Registration Statement on Form S-1 (the "Registration Statement"), filed on this date with the Securities and Exchange Commission, and any amendments and supplements thereto. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings "Certain United States Federal Tax Considerations for non-United States Holders" in the prospectus contained in the Registration Statement.
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                                       2

     In rendering our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of Carson.

     Subject to the assumptions, qualifications and comments in this letter, all statements of law and legal conclusions contained in the discussion in the prospectus contained in the Registration Statement with respect to United States Federal income taxation under the heading "Certain United States Federal Income Tax Considerations for non-United States Holders," represent our opinion with respect to the matters set forth therein.

                                        Very truly yours,


                                        MILBANK, TWEED, HADLEY & MCCLOY

BK/ABP